Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

American Electric Power Company, Inc.
(Exact name of registrant as specified in its charter)

New York                                                                                                                                                                              13-4922640
(State or other jurisdiction                                                                                                                                                 (I.R.S. Employer
of incorporation or organization)                                                                                                                                        Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THOMAS G. BERKEMEYER, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [X]                                                                                                  Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting company)                              Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class Of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $6.50 per share	12,000,000	$34.29	$411,480,000	$ --

(1)
In addition, pursuant to Rule 416, this registration statement shall also cover any additional shares of Common Stock that become available under the American Electric Power Company, Inc. Dividend Reinvestment and Direct Stock Purchase Plan by reason of any stock dividend, stock split or similar transaction.

(2)
Pursuant to Rule 457(c), these prices were estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on December 4, 2004.  See Note (3) below.

(3)
These shares are unsold shares, originally registered on Form S-3 Registration Statement Number 333-155646, initially filed on November 25, 2008, and are being included on this Registration Statement pursuant to Rule 415(a)(6).  A filing fee of $69,512.80 was previously paid in connection with these unsold shares.  Accordingly, the previously paid filing fee continues to apply to the unsold shares and no filing fee is due in connection with the filing of this Registration Statement.

________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

prospectus

_________________________________________________________________________________________________

American Electric Power Company, Inc.

Dividend Reinvestment and Direct Stock Purchase Plan

American Electric Power Company, Inc. offers participation in the Dividend Reinvestment and Direct Stock Purchase Plan (the Plan), which provides you with a convenient and economical way to purchase shares of our Common Stock , par value $6.50 per share (Common Stock), and to reinvest cash dividends.

If you are not already a shareholder, you may become a Participant in the Plan by making an initial cash investment of at least $250, or by authorizing a minimum of ten (10) automatic monthly withdrawals of at least $25.

Participants in the Plan may:
•           Automatically reinvest cash dividends on all or less than all shares registered in their names and continue to receive cash dividends on the remaining shares.
•           Receive cash dividends on all shares, including those held in the Plan.
•           Invest by making voluntary cash payments at any time for as little as $25 up to a total of
$150,000 per calendar year, whether or not any dividends are being reinvested.  Voluntary cash payments will be invested as often as practicable, but at least weekly.
•           Make automatic monthly investments by electronic funds transfer.
•           Establish an Individual Retirement Account (IRA) which invests in our Common Stock through the Plan.
•           Deposit shares for safekeeping with Computershare Trust Company, N.A. (the Agent).
•           Transfer shares or make gifts of our Common Stock.
Shares of our Common Stock will be purchased under the Plan, at our option, from newly issued shares or on the open market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_____________________

The Date of this Prospectus is November 18, 2011

No person has been authorized to give any information or to make any representation not contained in this Prospectus.  This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction.

THE COMPANY

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying degrees of other subsidiaries.  Substantially all of our operating revenues derive from the furnishing of electric service.  We were incorporated under the laws of New York in 1906 and reorganized in 1925.  Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 223-1000.

ADVANTAGES OF THE PLAN

•
If you do not currently own any shares of our Common Stock, you may enroll in the Plan by making initial cash investment of at least $250, or by authorizing a minimum of 10 automatic withdrawals of at least $25 plus, in either case, an initial investment fee of $10.00.

•	You may reinvest all or a portion of your cash dividends in our Common Stock.

•	You may receive cash dividends electronically or by check on all or any shares of our Common Stock, including those held in the Plan.

•
You may purchase additional shares of our Common Stock as often as weekly by making voluntary cash payments up to a maximum of $150,000 per calendar year.  Voluntary investments may be made by check or automated deduction from a predesignated checking, savings or money market account.

•	Employees may make initial purchases of our Common Stock without an initial investment fee. The minimum purchase for employees is $5.00.

•	You pay no brokerage fees or expenses in connection with purchases of our Common Stock under the Plan.

•	You may establish an IRA which invests in our Common Stock through the Plan.

•	Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account.

•
The Plan offers a share "safekeeping" service whereby you may deposit your Common Stock certificates with the Agent and have your ownership of our Common Stock maintained on the Agent's records as part of your Plan account.

•
You may make transfers or gifts of our Common Stock at any time and at no charge to you.  When you transfer or give shares to another person, an account will be opened for the recipient and the recipient will enjoy full plan benefits.

•
Quarterly statements are mailed to you if you reinvest dividends listing year-to-date transactions in your account.  Transaction advices are mailed after voluntary cash payments unless included in a quarterly statement.  Annual statements are mailed to all Plan Participants who had activity in the account during that year.

COMPANY RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, along with certain amended and restated risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The risks and uncertainties described are those presently known to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also negatively affect our business operations, our financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this Prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to various risks and uncertainties.  Actual results may vary materially.  Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance are discussed under “Risk Factors” in the documents incorporated by reference in this Prospectus.  All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control.  It is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.  New factors emerge from time to time, and may be found in the future Securities and Exchange Commission (SEC) filings incorporated by reference in this Prospectus in the section captioned “Where You can Find More Information.”  In light of these risks, uncertainties and assumptions, the forward-looking statements contained or incorporated by reference in this Prospectus might not occur. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

DESCRIPTION OF THE PLAN

Purpose

The purpose of the Plan is to provide you with a convenient and economical way to purchase shares of our Common Stock and to reinvest all or a portion of your cash dividends in additional shares of our Common Stock.  To the extent such shares of our Common Stock are purchased from us, we will receive additional funds needed for the repayment of debt, for additional equity investments in our subsidiaries and for other corporate purposes.

Administration

Computershare Trust Company, N.A., a federally chartered trust institution, as Agent, administers the Plan for you, keeps records, sends statements of account to you and performs other duties relating to the Plan.  The Agent purchases shares of our Common Stock, either on the open market or directly from us, as agent for you and credits the shares to your individual accounts.

Eligibility

Any person or legal entity, residing in the United States, whether or not a shareholder of record of our Common Stock, is eligible to participate in the Plan.  Citizens or residents of a country other than the United States, its territories and possessions, are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.

Beneficial owners of our Common Stock are owners whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee).  In order to participate in the Plan, such beneficial owners must become shareholders of record by having shares transferred into their own names.  Beneficial owners may direct their broker/dealers to have some or all of their shares reregistered into their names.  The broker/dealer should be instructed to move some or all of the shares electronically through the Direct Registration System from the broker/dealer account to a new book-entry account with the Agent.  Please contact the broker/dealer for more information.  Once the shares are moved from the broker/dealer account to a new book-entry account registered in the owner’s name with the Agent, the individual may then participate in the Plan.

Enrollment Procedures

Shareholders of Record

If you are a shareholder of record you may become a Participant in the Plan by enrolling through the Internet by going to the Plan Agent’s website, www.computershare.com/investor, and following the instructions provided, or by sending a completed Enrollment Form to the Agent.  The initial investment fee does not apply to shareholders of record.

Investors

After reading a copy of this Prospectus, investors may apply for enrollment in the Plan by completing all required sections of the Initial Enrollment Form and sending it to the Agent.  The Initial Enrollment Form must be accompanied by either a Direct Debit Authorization Form authorizing at least $25 per month for a minimum of 10 months, or an initial cash payment in the form of a check made payable (in U.S. dollars) to Computershare.  Investors may also apply for enrollment in the Plan through the Agent’s website, www.computershare.com/investor and following the instructions provided.  The minimum amount for an initial cash investment is $250 and the amount cannot exceed $150,000 in a calendar year.  A $10 initial investment fee will be deducted from the initial investment payment.  Do not send cash, money orders, traveler’s checks or third party checks.  No interest will be paid on investment amounts held by the Agent pending the purchase of shares.

If the Plan account will be in more than one name, all potential Participants must sign the Initial Enrollment Form.  The Agent reserves the right to limit or combine Plan accounts with identical taxpayer identification numbers and legal registrations.

Employees

Most full or part-time employees of any of our subsidiaries may apply for enrollment in the Plan by returning a completed Employee Enrollment Form which is available from the Investor Relations office at 1 Riverside Plaza, Columbus, Ohio 43215.  No enrollment fees will be charged to employees.  See also "Employee Participation."

Enrollment Form

Three options are shown on the Enrollment Form.  You must place an "X" in the appropriate box to indicate your investment intent.  Options are (1) full reinvestment of dividends, (2) partial reinvestment of dividends (whereby the number of shares to receive cash dividends is indicated, and the dividends on all remaining shares are reinvested), and (3) voluntary cash payments only (no dividend reinvestment).  Under each of these options, you may make voluntary cash payments at any time.  You may change reinvestment levels from time to time by accessing  your Plan account at the Agent’s website, www.computershare.com/investor or by submitting a revised Enrollment Form to the Agent.

Reinvestment of Dividends

You may elect full reinvestment, partial reinvestment and partial cash, or full cash payment of all dividends by completing the Enrollment Form as described above.  If you choose partial reinvestment, you need to designate on the Enrollment Form the number of whole shares to receive cash dividends.  Dividends paid on all of the Participant's other shares in the Plan will be reinvested.

Once you elect full reinvestment, cash dividends paid on all our Common Stock registered in your name and/or held in your Plan account will be reinvested in additional shares of our Common Stock on the dividend payment date (Dividend Payment Investment Date).  If the Participant has specified partial reinvestment, that portion of such dividend payment not reinvested will be sent to you by check in the usual manner or directly deposited, if you have elected the direct deposit option (see "Direct Deposit of Dividends Not Reinvested" below).

Direct Deposit of Dividends Not Reinvested.  Through the Plan's direct deposit feature, you may elect to have any cash dividends not reinvested under the Plan paid by electronic funds transfer to your predesignated bank account.  To receive such dividends by direct deposit, you must first complete and sign the Authorization for Electronic Direct Deposit Form and return the form to the Agent or access your Plan account at the Agent’s website, www.computershare.com/investor.  This form is not part of the Enrollment Form and must be specifically requested from the Agent.

Forms will be processed and will become effective promptly.  You may change the designated account for direct deposit or discontinue this feature by written instruction to the Agent or through www.computershare.com/investor.  If you transfer shares or otherwise establish a new account, a new Authorization for Electronic Direct Deposit Form must be completed.  You can close or change a bank account number by completing a new Direct Deposit Authorization Form or through www.computershare.com/investor.

Initial Investments and Voluntary Cash Payments

You may make investments by personal check, one-time online bank debit, or automatic deduction from a predesignated account.  Voluntary cash payments must be a minimum of $25 and may not exceed $150,000 per calendar year.  There is no obligation to make a voluntary cash payment at any time, and the amount of such payments may vary.

Investment Dates for Initial Investments and Voluntary Cash Payments

Initial investments and voluntary cash payments received by the Agent will be invested as soon as practicable; but in any event, such investments will be invested not later than five business days after they are received by the Agent (Voluntary Cash Investment Date).  In order to be entitled to the next dividend to be paid, such investments must be received by the Voluntary Cash Investment Date which is prior to the ex-dividend date.  The ex-dividend date is currently three business days prior to, and including, the record date, which record date historically has been on or about the 10th of February, May, August and November.

No interest will be paid on amounts held by the Agent pending investment.

Upon your written or telephone request received by the Agent no later than two business days prior to the Voluntary Cash Investment Date, a cash payment not already invested under the Plan will be cancelled or returned to you, as appropriate.  However, no refund of a check will be made until the funds have been actually received and collected by the Agent.  Accordingly, such refunds may be delayed.

Methods of Payments

Check.  Voluntary cash payments may be made by check payable in U.S. dollars to "Computershare."  Voluntary cash payments must be sent to the Agent together with the Transaction Form attached to each quarterly account statement or the transaction advice sent to Participants or with a letter indicating the account number.  You should also indicate the Plan account number on your check.  Do not send cash, traveler’s checks, money orders, or third party checks for voluntary cash payments.  Additional Transaction Forms are available upon request from the Agent.

For initial cash investments, see "Enrollment Procedures — Investors" above.

One-time Bank Debit.  At any time, Participants may make voluntary cash payments by going to the Agent’s website, www.computershare.com/investor, and authorizing a one-time online bank debit from an account at U.S. bank or financial institution.  One-time online voluntary cash payment funds will be held by the Plan Agent for three banking business days before they are invested.  You should refer to the online confirmation for the account debit date and investment date.

Automatic Deduction from an Account.  You may make automatic investments of a specified amount (up to $150,000 per calendar year) through an Automated Clearing House (ACH) withdrawal from a predesignated account at a U.S. bank or financial institution.  To initiate automatic deductions, you may enroll through the Agent’s website, www.computershare.com/investor, or, complete and sign a Direct Debit Authorization Form and return it to the Agent together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn.  Forms will be processed and will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated.  Once automatic deductions are initiated, funds will be drawn from your account on either the 1st or 15th  of each month, or both (as chosen by you, or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days).  Automatic deductions will continue at the level you set until you change your instructions by notifying the Plan Agent.

You may change or terminate automatic deductions through the Agent’s website, www.computershare.com/investor or by completing and submitting to the Agent a new Direct Debit Authorization Form.  When you transfer shares or otherwise establish a new account, an Authorization Form must be completed unique to that account.  If you close or change a bank account number, a new Authorization Form must be completed.  To be effective with respect to a particular Voluntary Cash Investment Date, however, the new Direct Debit Authorization Form must be received by the Agent at least six business days preceding the date the funds will be withdrawn.

In the event that your check for a cash contribution payment is returned unpaid for any reason, or an authorized electronic funds transfer cannot be affected, the Agent will consider the request for investment of such funds null and void, and the Agent shall immediately remove from your account those shares, if any, purchased upon the prior credit of such funds.  The Agent shall thereupon be entitled to sell shares to satisfy an uncollected amount plus a fee of $25.00.  If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent shall be entitled to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.

Source and Price of Shares

If shares are purchased for the Plan on the open market, the Agent may, at its sole discretion, begin purchasing shares no earlier than three business days prior to any Investment Date and complete purchasing shares no later than 30 days after such date except where beginning at an earlier date is permissible or where completion at a later date is necessary or advisable under applicable federal regulatory and securities laws.  The Agent will use its best efforts to cause all funds received by it to be applied to the purchase of shares within the above discussed time period.  If such shares are purchased directly from us, such purchase shall take place on the Investment Date.

For an open market purchase, the purchase price for our Common Stock will be the weighted average price, excluding brokers' commissions, paid by the Agent for all such shares purchased on the open market with respect to the Investment Date.

The price of shares of our Common Stock purchased directly from us will be the average of the daily high and low sales prices of our Common Stock (as published in The Wall Street Journal report of New York Stock Exchange — Composite Transactions) for the period of five trading days ending on the Investment Date.

If both open market purchases and purchases directly from us are made with respect to any Investment Date, the price of the shares purchased will be the weighted average of both such prices.

The amount of the investment divided by the price per share will determine the number of shares credited to your account.

Cost to Participants

An initial investment fee of $10 will be charged to all non-shareholders (except our employees) who elect to participate in the Plan.  Brokerage commissions and other expenses for shares purchased on the open market will be paid by us.  These commissions will be considered as additional income to you for tax purposes and will be reported on year-end tax statements.  There are no brokerage fees for shares purchased directly from us.  You pay a service fee and processing fees on shares that are sold through the Plan at your request.  See “Sale of Shares” below for more details.

INDIVIDUAL RETIREMENT ACCOUNT

The Agent offers an IRA (Traditional, Roth or Coverdell Education Savings Account) that invests in our Common Stock through the Plan.  This account is available for new contributions and for roll-overs.  You may make a regular IRA contribution for a given taxable year in amounts up to $5,000.  If you are at least age 50 or older by the last day of the taxable year the annual cash contribution is increased by $1,000.  Traditional IRA’s allow individuals to direct pre-tax income towards investments that grow tax-deferred.  Roth IRA contributions are funded with after tax income.  However, earnings grow tax free and can be withdrawn tax-free too as long as the account is open for at least 5 years and you are age 59 ½ or older.   For more information on this service, including IRA enrollment material and fees, go to www.computershare.com/investor or call the Agent’s IRA Department at 1-800-597-7736.

ACCOUNT MANAGEMENT

Once a Plan account is established, you have several other options available to manage the account, including transfers, sales and certificate issuance.  These options are detailed below.

Gift/Transfer of Shares

If you wish to transfer the ownership of all or part of your shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, you may effect such transfer by mailing a properly completed Gift/Transfer Form, or an executed stock power, to the Agent.  There is no initial investment fee charged to the recipient. Transfers of less than all of your shares must be made in whole share amounts.  Requests for transfer are subject to the same requirements as the transfer of our Common Stock certificates, including the requirement of a medallion signature guarantee on the stock power or Gift/Transfer Form.  Gift/Transfer Forms and Stock Power Forms are available on the Agent’s website, www.computershare.com/investor and upon request from the Agent.

Shares so transferred will continue to be held by the Agent under the Plan.  An account will be opened in the name of the recipient, if he or she is not already a Participant, and such recipient will automatically be enrolled in the Plan.  If the recipient is not already a registered shareholder or a Participant, the account will be enrolled under the full reinvestment option unless the donor specifies differently.  The recipient may change the reinvestment election after the gift has been made as described under "Reinvestment of Dividends" above.

If a transfer involving all shares in your account is received after a record date but before the related dividend payment date, the transfer will be processed when received, and a cash dividend will be paid to you.

The recipient will receive a statement showing the deposit of shares.

Sale of Shares

You can sell some or all of the shares held in your Plan account at any time by contacting the Agent.  You have two choices when making a sale, depending on how you submit your sale request, as follows:

•
Market Order:  A market order is a request to sell shares promptly at the current market price.  Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Agent directly at 1-800-328-6955.  Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time).  Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open.  The price shall be the market price of the sale obtained by the Agent’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

•
Batch Order:  A batch order is an accumulation of all sale requests for a security submitted together as a collective request.  Batch orders are submitted on each market day, assuming there are sale requests to be processed.  Sale instructions for batch orders received by the Plan Agent will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists.  Batch order sales are available at www.computershare.com/investor, through Investor Centre or by calling the Agent directly at 1-800-328-6955.  All sales requests received in writing will be submitted as batch order sales.  The Agent will cause your shares to be sold on the open market within five business days of receipt of your request.  To maximize cost savings for batch order sales requests, the Agent may combine each selling Plan participant’s shares with those of other selling Plan participants.  In every case of a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by the Agent’s broker for each aggregate order placed by the Agent and executed by the broker, less a service fee of $5 and a processing fee of $0.12 per share sold.  Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

All per share processing fees include any brokerage commissions the Agent is required to pay.  All sale instructions are final when the Agent receives them.  Your sale instructions cannot be stopped or cancelled.  The Agent may, for various reasons, require a transaction request to be submitted in writing.  Please contact the Agent to determine if there are any limitations applicable to your particular sale request.

You may also customize your payment preference for many different currencies through the Agent’s International Currency Exchange services.  Just provide the Agent with your payment preference via the Internet and let the Agent know where you want your money deposited.  No matter where you’re located you can take advantage of the flexibility.  To register for Global Payments, go to www.computershare.com/investor, click on “Investor Center” and follow the log-in instructions.

If instructions for the sale of all shares are received on or after an ex-dividend date, as set by the New York Stock Exchange, but before the related dividend payment date, the sale will be processed as described above and a separate check for the dividend will be mailed following the dividend payment date.  A request to sell all shares held in your account will be treated as a withdrawal from the Plan.  See "Closing a Plan Account" below.

Certificates for Shares

Shares purchased and held under the Plan will be held in safekeeping by the Agent in your name.  The number of shares (including fractional shares) upon which dividends are reinvested and held for each Participant will be shown on each quarterly statement of account.  You may obtain a new certificate for all or some of the whole shares of our Common Stock held in your Plan account by completing the transaction form attached to your statement or upon telephone or written request to the Agent.  You may also request a certificate through the Agent’s website, www.computershare.com/investor.  Any remaining whole or fractional shares will continue to be held by the Agent.  Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment on those shares (see "Reinvestment of Dividends" above).  When issued, certificates for shares will be registered in the name in which the Plan account is maintained.

Except as described in "Gift/Transfer of Shares" above, shares of our Common Stock held by the Agent for your Plan account may not be pledged or assigned.  If you wish to pledge or assign any such shares, you must request that a certificate for such shares be issued in your name.

Share Safekeeping

At the time of enrollment in the Plan, or at any later time, you may use the Plan's share safekeeping service to deposit any Common Stock certificates in your possession with the Agent.  Shares deposited will be credited to your account under the Plan.  Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. If a certificate issuance is later requested, a new, differently numbered certificate will be issued.

By using the Plan's share safekeeping service, you no longer bear the risk associated with loss, theft or destruction of our Common Stock certificates.  Also, because shares deposited with the Agent are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (see "Closing a Plan Account" below and "Sale of Shares" and "Gift/Transfer of Shares" above).  There is no charge for this custodial service.

If you wish to deposit your Common Stock certificates with the Agent, you must mail your request and your certificates to the Agent.  The certificates should not be endorsed.

Certificates mailed to the Agent should be insured for possible mail loss for 3% of the market value (minimum of $20.00); this represents your replacement cost if the certificates are lost in transit to the Agent.

Closing a Plan Account

You may close an account in the Plan at any time by accessing your account through the Internet at the Agent’s website, www.computershare.com/investor, completing the information on the transaction form attached to the Plan statement or transaction advice or by giving telephone or written instructions to the Agent.  Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan for you will be issued.  If you close a Plan account, you will receive a check for the cash value of any fractional share.  The value of that fractional check will be based on the then current price of our stock, less any service and processing fees.  Alternatively, you may specify in the withdrawal notice that all or a portion of whole shares be sold.  The Agent will make the sale as soon as practicable after receipt of the withdrawal notice, and you will receive a check for the proceeds, less a service fee and any applicable brokerage commissions.  If notice of withdrawal is received near a record date for an account whose dividends are to be reinvested, the Agent, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf.  In the event reinvestment is made, the Agent will process the termination as soon as practicable, but in no event later than five business days after the investment is complete.

No voluntary cash payments may be made after participation in the Plan has been terminated.  In order to initiate participation, you must re-enroll.

If you dispose of all certificated shares of our Common Stock, the dividends on the shares credited to the your Plan account will continue to be distributed as elected on the Enrollment Form until the Agent is notified that you wish to withdraw from the Plan.

Reports to Participants

You will receive a quarterly statement showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred or withdrawn, total shares accumulated and other year-to-date information.  The quarterly statement will indicate the shares held by the Agent for you and other shares registered in your name upon which dividends are reinvested.  The statement will also reflect the cost basis of any shares acquired after January 1, 2011 and should be retained for income tax purposes.  You are responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Duplicate statements for open accounts will be available from the Agent. However, charges may be assessed for statements for closed accounts.  You may also view year-to-date transaction activity in your Plan account for the current year, as well as activity in prior years, by accessing your Plan account through the Internet at the Agent’s website, www.computershare.com/investor.

You will be sent the same communications sent to all other registered holders of shares of our Common Stock, including the Company's annual report to shareholders, a notice of the annual meeting and accompanying proxy statement.  In addition, you will receive an Internal Revenue Service (IRS) information return for reporting dividend income received and/or shares sold, if so required.

All notices, statements and reports from the Agent to a Participant will be addressed to you at the latest address of record with the Agent.  Therefore, you must promptly notify the Agent of any change of address.  Failure to do so may result in escheatment of the account to the state of your last known address in accordance with applicable state laws.

FEDERAL INCOME TAX INFORMATION

We believe the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus.  This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, you are advised to consult your tax advisor with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

Taxable Income and Tax Basis

Reinvested Dividends.  In the case of reinvested dividends, when the Agent acquires shares for your account directly from us, you must include in gross income a dividend equal to the number of shares purchased with your reinvested dividends multiplied by the fair market value of our Common Stock on the relevant dividend payment date.  The fair market value is based on 100% of the average of the high and low market prices on the dividend payment date.  Your tax basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

Alternatively, when the Agent purchases our Common Stock for your account on the open market with reinvested dividends, you must include in gross income an amount equal to the cash dividends reinvested plus that portion of any brokerage commissions paid by us which are attributable to the purchase of your shares.  Your tax basis in Plan shares will be equal to the purchase price plus allocable brokerage commissions.

Voluntary Cash Payments.  In the case of shares purchased on the open market with voluntary cash payments, shareholders will be in receipt of a dividend to be included in gross income to the extent of any brokerage commissions paid by us.  Your tax basis in the shares acquired with voluntary cash payments will be the cost of the shares to the Agent plus an allocable share of any brokerage commissions paid by us.

The above rules are based on an IRS ruling we obtained with respect to the Plan. These rules may not be applicable to certain Participants in the Plan, such as tax-exempt entities (e.g., IRA accounts and pension funds) and foreign shareholders.  You should consult your tax advisor concerning the tax consequences applicable to your situation.

Gain/Loss Recognition.  You will not realize any taxable income when a certificate is received for whole shares credited to the account, either upon request for such certificates or upon withdrawal from or termination of the Plan.  However, a gain or loss will be recognized by you when whole shares acquired under the Plan are sold or exchanged — either by the Agent at your request, by your own action in the case of shares withdrawn from the Plan, or upon termination of the Plan.  You also will recognize gain or loss when receiving a cash payment for a fractional share credited to your account. The amount of the gain or loss will be the difference between the amount of cash received for the shares or fractional shares and the tax basis of those shares.

Information Returns

You will receive a Form 1099-DIV at the end of each year, or shortly thereafter, which provides the amount of dividend income that is reportable to the IRS, including, where applicable, an amount for brokerage commissions paid on your behalf, and an adjustment to reflect the difference between fair market value price and purchase price with respect to shares purchased from us with reinvested dividends.

A Form 1099-B will be provided if you sold shares through the Plan.

A copy of each information return is also furnished to the IRS.

Withholding Provisions

Federal law requires the Agent to withhold an amount at the current applicable rates from the amount of dividends and the proceeds of any sale of shares if: (i) you fail to furnish a properly completed Form W-9 or its equivalent, or (ii) the IRS notifies us that you are subject to backup withholding.  The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.  The withheld amounts also will be deducted from the proceeds of any sale of shares and the remaining amount will be sent to you.

In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested.  In the case of those foreign shareholders whose sale proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds of the sale of shares.

EMPLOYEE PARTICIPATION

Rights of Employees Under the Plan.  Our employees have the same rights under the Plan, and are governed by the same terms and limitations, as our shareholders, except that employees (i) may enroll in the Plan to purchase shares with voluntary cash payments without paying an enrollment fee and (ii) may arrange with their employers to make such voluntary cash payments through regular payroll deductions.  Voluntary cash payments by employees, including payroll deductions, have a minimum investment of $5.00 and may not exceed $150,000 per calendar year.

Enrollment.  An employee may enroll in the Plan at any time to purchase shares of our Common Stock with voluntary cash payments by completing an Employee Enrollment Form and returning it to the Investor Relations Department.  Employee Enrollment Forms and withholding authorization forms must be obtained from the investor relations department in order to have the enrollment fee waived, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215.  If an employee elects to make voluntary cash payments directly to the Agent and does not authorize payroll deductions, the Enrollment Form must be accompanied by a check for the initial payment.

Employees who, as record holders of our Common Stock, are already participating in the Plan do not need to complete an Employee Enrollment Form; however, they must complete a withholding authorization form if they wish to make voluntary cash payments through payroll deductions.  Any employee who is or becomes a holder of record of our Common Stock may obtain from the Agent and execute a shareholder Enrollment Form in order to provide for the reinvestment of cash dividends on those shares.

Payroll Deductions.  An employee may authorize the deduction of a specified whole dollar amount from each month's pay.  The minimum monthly deduction is $5.  Once authorized, payroll deductions will continue until changed or terminated by the employee.

An employee may change the amount of a payroll deduction or terminate payroll deductions by giving written notice to the employer's Human Resources Department or administrator.  Employees should allow at least 15 days' processing time prior to the end of the pay period in which the deduction is made for any change or termination to become effective.  Employees may terminate payroll deductions without withdrawing from the Plan and continue to invest by making voluntary cash payments directly to the Agent.

Withdrawal From the Plan.  In order to withdraw from the Plan, Employee-Participants must notify the Agent by telephone or in writing of their intent to withdraw, and employees making voluntary cash payments through payroll deductions must also notify their employer of such intent to withdraw.

If an Employee-Participant ceases to be employed by an American Electric Power System company, the Agent will continue dividend distribution as elected for the account on the shares credited to the Participant's Plan account until the Participant withdraws from the Plan.  Participation in the Plan may continue as long as there are shares credited to the Participant's Plan account or registered in the Participant's name.

DESCRIPTION OF COMMON STOCK

The Company’s capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share.  482,919,442 shares of our common stock were issued and outstanding as of November 1, 2011. Our Common Stock is listed on the New York Stock Exchange under the symbol: AEP.  Computershare is the transfer agent and registrar for our Common Stock.

Dividend Rights.  The holders of our Common Stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends.  Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Stock Split, Stock Dividend or Rights Offering.  Any stock dividends or split shares of our Common Stock distributed by us on shares held by the Agent for your Plan account or held by you in the form of stock certificates will be added to your account.

In the event of a rights offering, you will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in your name and the total number of whole shares held in your Plan account.

Rights upon Liquidation.  If we are liquidated, holders of our Common Stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Preemptive Rights.  The holders of our Common Stock generally do not have the right to subscribe for or purchase any part of any new or additional issue of our Common Stock.  If, however, our board of directors determines to issue and sell any Common Stock solely for money and not by (1) a public offering, (2) an offering to or through underwriters or dealers who have agreed to promptly make a public offering, or (3) any other offering which the holders of a majority of our outstanding Common Stock have authorized; then such Common Stock must first be offered pro rata to our existing shareholders on terms no less favorable than those offered to persons other than our existing shareholders.

Voting of Plan Shares.  The holders of our Common Stock are entitled to one vote for each share of common stock held.  The holders of our Common Stock are not entitled to cumulate their votes when voting for the election of directors.  For each meeting of shareholders, you will receive a proxy for the total number of whole shares held — both the shares registered in your name directly and those credited to your Plan account.  Fractions of shares will not be voted.  If the proxy is not returned, or if it is returned unsigned, none of the shares will be voted unless you vote in person.

Restrictions on Dealing with Existing Shareholders.  We are subject to Section 513 of New York’s Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation’s board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage or the corporation offers to purchase shares from all the holders on the same terms.  Our certificate of incorporation does not currently provide for a higher percentage.

OTHER INFORMATION

Limitation of Liability.  Neither we nor the Agent (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate your account upon your death, or with respect to the prices or times at which shares are purchased or sold for you.  The foregoing does not represent a waiver of any rights you may have under applicable securities laws.  Neither we nor the Agent can assure a profit or protect against a loss on shares purchased under the Plan.

Change or Termination of Plan.  We reserve the right to modify the Plan (consistent with any applicable shareholder resolutions and subject to any requisite authorization or approval by regulatory agencies having jurisdiction), or to suspend or terminate the Plan, at any time.  You will be sent notice of any such action.  Any such modification, suspension or termination will not, of course, affect previously executed transactions.  We also reserve the right to adopt, and from time to time to change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to us.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of shares of our Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold.  However, we propose to use the net proceeds from the sale of shares of our Common Stock by us pursuant to the Plan, when and as received, to pay at maturity unsecured debt outstanding at the time, to make, subject to the receipt of any necessary authorizations from regulatory agencies, additional investments in our Common Stock equities of our subsidiaries, and for other corporate purposes.

VALIDITY OF COMMON STOCK

Jeffrey D. Cross or Thomas G. Berkemeyer, Deputy General Counsel and Associate General Counsel, respectively, of American Electric Power Service Corporation, our service company affiliate, will issue an opinion about the legality of the shares of our Common Stock offered under the Plan.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the American Electric Power Company, Inc. Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of American Electric Power Company, Inc. and subsidiary companies’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and, as to the report related to the consolidated financial statements, includes an explanatory paragraph relating to the adoption of a new accounting pronouncement in 2010), which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 7, Sections 721-725 of the New York Business Corporation Law and the Company's By-Laws provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the 1933 Act).  In addition, the Company has purchased insurance, as permitted by Section 726 of the same New York statute, on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  We also file annual, quarterly and special reports and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  You may also examine our SEC filings through the SEC’s web site at http://www.sec.gov or at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Shares offered hereby or the offering is terminated:

•  Annual Report on Form 10-K for the year ended December 31, 2010;
•  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and
•
Current Reports on Form 8-K dated February 15, 2011, February 28, 2011, March 14, 2011, March 29, 2011, April 26, 2011, May 1, 2011, May 4, 2011, May 24, 2011, May 25, 2011, July 1, 2011, July 5, 2011, July 26, 2011, August 10, 2011, August 30, 2011, October 3, 2011, October 25, 2011 and November 12, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Financial Reporting
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus.

FOR ASSISTANCE CONCERNING THE PLAN

Correspondence concerning the Plan:

Computershare Trust Company, N.A.
AEP Dividend Reinvestment Plan
P. O. Box 43078
Providence, Rhode Island 02940-3078

Voluntary cash investments of checks should be mailed to the address listed on your Plan Statement:

Be sure to reference American Electric Power Co., Inc. and your account number if applicable, in all correspondence.

Telephone:

Computershare Trust Company, N.A.:  1-800-328-6955.  An automated phone system is available 24 hours a day, 7 days a week.  Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time each business day.

Non-shareholder requests for information about the Plan:  1-800-328-6955 24 hours a day, 7 days a week.

For IRA information:  1-800-597-7736

TDD:  1-800-952-9245 Telecommunications Device for the hearing impaired.

Foreign Language Translation Service for more than **140** foreign languages is available.

Internet:  Messages forwarded on the Internet will be responded to promptly.
Computershare Trust Company, N.A. is "http://www.computershare.com/investor".  The Company's Internet address is "www.aep.com".

If you wish to contact the Company directly, you may write to:
American Electric Power Company, Inc.
Investor Relations Department
1 Riverside Plaza
Columbus, Ohio 43215.
The telephone number is 1-800-AEPCOMP (1-800-237-2667)

THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

SUMMARY OF TRANSACTION FEES

Enrollment Fee*                                                                                                                                   $10.00
Initial Investment if cash payment                                                                                                          Minimum $250.00
Initial Investment if automatic deduction from bank account                                                                   $25.00/month for 10 months
Voluntary cash payment*                                                                                                                      Minimum $25.00
Gift/Transfer of shares from existing stock account fee                                                                           $0
Sales of shares in batch order fee                                                                                                          $5.00 plus approx. 12 cents per share
Sales of shares in market order fee                                                                                                        $25.00 plus 12 cents per share
IRA fees                                                                                                                                               Same as non IRA

*Employees should refer to section on “Employee Participation”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.*
Securities and Exchange Commission Filing Fees	$ 0
Printing Registration Statement, Prospectus, etc	15,000
Independent Registered Public Accounting Firm	15,000
Legal fees	10,000
Miscellaneous expenses	25,000
Total	$65,000

* Estimated, except for filing fees.

Item 15.                      Indemnification of Directors and Officers.

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors.  Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful.  In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding.  Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification.  Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of

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directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors to the extent permitted by New York law.  The bylaws of the registrant provide for the indemnification of directors and officers of the registrant to the full extent permitted by law.

The above is a general summary of certain provisions of the registrant’s bylaws and the BCL and is subject in all respects to the specific and detailed provisions of the registrant’s bylaws and the BCL.

The registrant maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16.                      Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Item 17.                      Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission

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by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 18th day of November, 2011.

AMERICAN ELECTRIC POWER COMPANY, INC.

Nicholas K. Akins*
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Nicholas K. Akins*	Chief Executive Officer	November 18, 2011

(ii) Principal Financial Officer:

/s/ Brian X. Tierney Brian X. Tierney	Executive Vice President and Chief Financial Officer	November 18, 2011

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto Joseph M. Buonaiuto	Senior Vice President, Controller and Chief Accounting Officer	November 18, 2011

(iv) A Majority of the Directors:

*Nicholas K. Akins
* David J. Anderson
* James F. Cordes
Ralph D. Crosby, Jr.
* Linda A. Goodspeed
* Thomas E. Hoaglin
*Lester A. Hudson, Jr.
*Michael G. Morris
*Richard C. Notebaert
*Lionel L. Nowell, III
* Richard l. Sandor
*Sara Martinez Tucker
* John F. Turner
* By /s/ Brian X. Tierney (Brian X. Tierney, Attorney-in-Fact)		November 18, 2011

EXHIBIT INDEX

Certain of the following exhibits, designated with an asterisk (*), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit Number	Description
*3.1	Composite of the Restated Certificate of Incorporation of AEP (incorporated by reference to Exhibit (3)(a) to AEP’s Report on Form 10-K for the year ended December 31, 2009)
*3.2	Composite By-laws of AEP (incorporated by reference to Exhibit (3)(b) to AEP’s Report on Form 10-K for the year ended December 31, 2009)
5
Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)
24	Power of Attorney and Resolutions of AEP

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